SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-12

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Eaton Vance Tax-Managed Buy-Write Opportunities Fund (Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

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(2) Form, Schedule or Registration Statement no.:

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(3) Filing Party:

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(4) Date Filed:

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What are Shareholders being asked to vote on?

1.	A proposal to approve an Agreement and Plan of Reorganization by and between Eaton Vance Tax-Managed Buy-Write Strategy (the “Fund”) and Eaton Vance Tax-Managed Buy-Write Opportunities Fund (“Acquiring Fund”), pursuant to which the Fund will transfer all of its assets to Acquiring Fund in exchange for shares of Acquiring Fund and the assumption by Acquiring Fund of all of the liabilities of the Fund. Shareholders of the Fund will receive a proportional distribution of shares of Acquiring Fund.

BOARD OF TRUSTEES RECOMMENDATION – “FOR”

PROPOSAL 1: The Agreement and Plan of Reorganization

What are shareholders being asked to approve?

Shareholders of Eaton Vance Tax-Managed Buy-Write Strategy Fund (the “Fund”) are being asked to consider a proposal to approve an Agreement and Plan of Reorganization providing for the reorganization (the “Reorganization”) of the Fund with and into Eaton Vance Tax-Managed Buy-Write Opportunities Fund.

How will the Reorganization affect me as a shareholder?

If the Reorganization is approved and completed, as a shareholder of the Fund, you will become a shareholder of Eaton Vance Tax-Managed Buy-Write Opportunities Fund, and the number of shares you receive will be based on the pre-merger net asset value of your Fund shares.

What are the potential benefits of the Reorganization?

Shareholders of the Fund will become shareholders of a significantly larger fund that has identical investment objectives and substantially similar investment policies. The Reorganization is expected to achieve certain economies of scale and other operational efficiencies. Shareholders of the Fund are also expected to benefit from continuity in management and administration following the Reorganization, and potentially enhanced liquidity as shareholders of a larger, more actively-traded fund. Taking into consideration differences in the current fee structure of the Fund and Eaton Vance Tax-Managed Buy-Write Opportunities Fund, the Reorganization would protect shareholders from possible increased expenses following the expiration of the Fund’s current expense reimbursement arrangement.

For Internal Distribution Only	Page 1

Do the Funds have similar investment objectives, policies and restrictions?

The Fund and Eaton Vance Tax-Managed Buy-Write Opportunities Fund have identical investment objectives and substantially similar investment policies. There are no material differences between the Funds’ fundamental and non-fundamental investment restrictions.

Each Fund’s primary investment objective is to provide current income and gains, with a secondary objective of capital appreciation.

Each Fund’s investment strategy consists of owning a diversified portfolio of common stocks and sells covered index call options. Under normal market conditions, each Fund’s investment program consists primarily of: (1) owning a diversified portfolio of common stocks, a segment of which - Segment One - seeks to exceed the total return performance of the S&P 500® Composite Stock Price Index (the S&P 500®) and a segment of which - Segment Two - seeks to exceed the total return performance of the NASDAQ-100® Index (the NASDAQ-100®); and (2) selling on a continuous basis S&P 500® call options on at least 80% of the value of Segment One and NASDAQ-100® call options on at least 80% of the value of Segment Two. Neither Fund employs leverage in seeking its investment objectives, although each maintains the flexibility to do so in the future.

Will management of the Fund change as a result of the Reorganization?

Eaton Vance Management (the “Adviser”), Parametric Portfolio Advisers LLC (the “sub-adviser”), and G.R. Nelson and Thomas C. Seto (portfolio managers) will all remain the same following the Reorganization.

Will there be any changes to the Fund’s fees and expenses in connection with the Reorganization?

Following the Reorganization, Eaton Vance Tax-Managed Buy-Write Opportunities Fund is expected to have a lower gross expense ratio and an identical or slightly lower total net expense ratio and combined advisory and administrative fee rate as is currently borne by the Fund.

Effective upon the closing of the Reorganization (assuming the Reorganization is approved by Fund shareholders), the Adviser has agreed to implement breakpoints in the advisory fee borne by Eaton Vance Tax-Managed Buy-Write Opportunities Fund.

If Eaton Vance Tax-Managed Buy-Write Opportunities Fund achieves growth in its assets under management sufficient to reach breakpoint levels post-Reorganization, Eaton Vance Tax-Managed Buy-Write Opportunities Fund shareholders would be positioned to benefit from future advisory fee rate reductions.

What are the U.S. federal income tax consequences of the Reorganization?

The Reorganization is expected to be tax-free for U.S. federal income tax purposes.

If approved, when would the Reorganization take place?

The Reorganization would be expected to be completed as soon as practicable following the February 2, 2023 shareholder vote or later if the meeting is adjourned or postponed.

What happens if the Reorganization is not approved by the Fund’s shareholders?

The Reorganization will not be consummated unless approved by shareholders of the Fund. If the Reorganization is not approved, the Fund will continue to operate as a separate registered closed-end management investment company, and its Board of Trustees will consider what further actions, if any, may be in the best interests of the Fund and its shareholders, including, possibly, re-proposing the Reorganization or liquidating the Fund.

For Internal Distribution Only	Page 2

Who will pay the costs in connection with the Reorganization?

The expenses of the Reorganization (whether or not completed) will be borne 50% by the Fund and 50% by Eaton Vance Management.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” PROPOSAL 1

PHONE:	To cast your vote by telephone with a proxy specialist, call the toll-free number found on your proxy card. Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.
MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope.
TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.
INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.

SPECIAL MEETING LOCATIONS
In Person	Telephonically
PRINCIPAL OFFICE OF THE FUND TWO INTERNATIONAL PLACE BOSTON, MASSACHUSETTS 02110	SEND EMAIL FOR INFORMATION TO attendameeting@astfinancial.com

INFORMATION ABOUT PARTICIPATING IN THE SPECIAL MEETING

Subject to certain requirements discussed in the proxy material, shareholders may attend the meeting in person or telephonically.

REGISTERED

If, as of November 21, 2022, you were a holder of record of shares of the Fund (i.e., you held shares of the Fund in your own name directly with the Fund) and you would like to be provided with the conference call dial-in information to participate in the meeting, you should email your full name and address to attendameeting@astfinancial.com and include the Fund name in the subject line.

You will then be provided with the conference call dial-in information and instructions for voting during the meeting. All requests to participate in the meeting telephonically must be received no later than 5:00 p.m. Eastern time on January 31, 2023.

If you are a record holder of shares of the Fund and plan to attend the meeting in person, you must show a valid photo identification (such as a driver’s license) and attest, in writing, that you have been fully vaccinated against COVID-19 to gain admission to the meeting. Please call 1-800-467-0743 for information on how to obtain directions to be able to attend and vote at the meeting.

For Internal Distribution Only	Page 3

BENEFICIAL

If, as of November 21, 2022, you held shares of the Fund through an intermediary (such as a broker-dealer) and wish to participate in and vote at the meeting, you will need to obtain a legal proxy from your intermediary reflecting the Fund’s name, the number of shares of the Fund you held and your name and email address.

If you would like to be provided with the conference call dial-in information and instructions for voting during the meeting, you may forward an email from your intermediary containing the legal proxy or attach an image of the legal proxy to an email and send it to attendameeting@astfinancial.com with “ETV – Legal Proxy” in the subject line.

You will then be provided with the conference call dial-in information and instructions for voting during the meeting. All requests to participate in the meeting telephonically must be received no later than 5:00 p.m. Eastern time on January 31, 2023.

If you hold shares of the Fund through an intermediary and plan to attend and vote at the meeting in person, you will be required to show a valid photo identification, your authority to vote your shares (referred to as a “legal proxy”) and attest, in writing, that you have been fully vaccinated against COVID-19 to gain admission to the meeting. As described above, you must contact your intermediary to obtain a legal proxy for your shares.

The proxy statement is available online at:

https://funds.eatonvance.com/closed-end-fund-and-term-trust-documents.php

AST Fund Solutions, LLC is identified in the Proxy Statement/Prospectus as the Fund’s proxy solicitor.

For Internal Distribution Only	Page 4

Eaton Vance Tax-Managed

Buy-Write Strategy Fund

Level I Call Guide

(CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment with Eaton Vance Tax-Managed Buy-Write Strategy Fund. I wanted to confirm that you have received the proxy material for the Special Meeting of Shareholders scheduled to take place on February 2, 2023.

Have you received the information?

(Pause for response)

If “Yes” or positive response:

If you’re not able to attend the meeting, I can record your voting instructions by phone. Your Board of Trustees is recommending a vote “In Favor” of the proposal.

If “No” or negative response:

I would be happy to review the meeting agenda and record your vote by phone. However, the Board of Trustees is recommending a vote “In Favor” of the proposal.

Would you like to vote along with the Board’s recommendation?

(Pause For Response)

(Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own with Eaton Vance Tax-Managed Buy-Write Strategy Fund before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions). Today (Today’s Date & Time).

For confirmation purposes:

•	Please state your full name. (Pause)
•	According to our records, you reside in (city, state, zip code). (Pause)
•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions, please call the toll-free number listed on the confirmation. Mr. /Ms. ___________, your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

FOR INTERNAL DISTRIBUTION ONLY	Updated 01-18-2023

Eaton Vance Tax-Managed

Buy-Write Strategy Fund

Answering Machine Script

Hello.

I am calling regarding your investment with Eaton Vance Tax-Managed Buy-Write Strategy Fund.

The Special Meeting of Shareholders is scheduled to take place on February 2, 2023. All shareholders are being asked to consider and vote on an important matter. As of today, your vote has not been registered.

Please contact us as soon as possible at 1-800-467-0743 Monday through Friday between the hours of 9:00am and 10:00pm Eastern Time.

Your vote is very important. Thank you and have a good day.